September 22, 2017

Versar, Inc.
6850 Versar Center
Springfield, Virginia 22151

Attention: Anthony L. Otten

Kingswood Capital Management, LLC
117710 Vicente Boulevard, Suite 650
Los Angeles, California 90049

Attention: Alexander M. Wolf

Re: Settlement of claims (the "Dispute") between Versar, Inc. and Applied Research Associates, Inc., and the related Determination Report of Basil Imburgia dated August 8, 2017, under the Stock Purchase Agreement by and among Versar, Inc., Geo-Marine, Inc. and Applied Research Associates, Inc. dated September 3, 2013 ("Stock Purchase Agreement")

Gentlemen:

This letter agreement ("Letter Agreement") will set forth the terms and conditions upon which the Dispute will be settled, and the execution of this letter will constitute the agreement of Versar, Inc., Kingswood Capital Management, LLC and Applied Research Associates, Inc. to its terms. No party shall be bound by this Letter Agreement until it has been executed by all parties.

1. **Parties**: Versar, Inc. ("Versar") and Applied Research Associates, Inc. ("ARA") are parties to the Stock Purchase Agreement. Kingswood Capital Management, LLC ("Kingswood") intends to enter into an agreement, either in its own name or through a Kingswood affiliate, with Versar for acquisition of at least a majority of the ownership of Versar through the merger of Kingswood or its affiliate with and into Versar (the "Acquisition"). It is the understanding of ARA that the execution of this letter agreement is a condition to the execution by Versar and Kingswood of the agreement pursuant to which the Acquisition by Kingswood and the merger with Versar will occur ("Acquisition Agreement").

2. **Purpose**: The purpose of this Letter Agreement is to resolve the Dispute.

3. **Resolution of the Dispute**: ARA and Versar have agreed, with the consent of Kingswood, that the Dispute shall be resolved by the execution and delivery of a promissory note in the original principal amount of $1,444,593, payable by Versar to ARA (the "Note"), an unsigned copy of which is attached to this Letter Agreement, and the release of all other claims, as set forth below, of ARA and Versar against each other, and other consideration set forth herein, upon satisfaction of the conditions set forth herein and the occurrence of the "Effective Date" as defined below.

4. **Forbearance by ARA and Versar**: ARA and Versar agree that they shall not bring any action asserting claims under the Stock Purchase Agreement against the other during the forbearance period, which shall commence on the date of this Letter Agreement. The forbearance period will terminate if Versar and Kingswood fail to enter into the Acquisition Agreement on or before September 29, 2017 ("Entry Date") or fail to provide ARA with evidence of the execution of the Acquisition Agreement on or before the Entry Date. The forbearance period shall terminate if either (i) the Acquisition is not closed pursuant to the Acquisition Agreement on or before December 26, 2017; or (ii) the Note has not been executed and delivered by Versar on or before December 26, 2017.

5. **Post-Closing Financial Condition of Versar**: Kingswood commits that Versar will have an equity contribution percentage (cash equity/cash equity + funded third party indebtedness) of at least 50.0% after giving effect to the closing of the Acquisition (the "Minimum Equity Contribution Percentage"). On or before ten (10) days following the closing of the Acquisition, Versar will deliver to ARA a capitalization table of Versar as of the closing date of the Acquisition, reflecting the cash equity and third party indebtedness structure of Versar. If such capitalization table reflects that the Minimum Equity Contribution Percentage has not been met, the Note will be null and void and Versar shall immediately pay to ARA $1,444,593.

6. **Interest Transfer Agreement**: As further consideration by Versar for the settlement of the Dispute, Versar and ARA have executed and delivered an Interest Transfer

Agreement for the transfer of a .9% interest in the GMI-Acardis JV to ARA, which is effective only upon closing of the Acquisition.

7. **Conditions for the Settlement:** The conditions to the effectiveness of the settlement of the Dispute are as follows:

a) The closing of the Acquisition shall have occurred on or before December 26, 2017.

b) The Note shall have been executed and delivered by Versar to ARA on or before the closing date of the Acquisition.

8. **Effective Date:** The effective date shall be deemed to be the date on which all of the conditions have been satisfied (the "Effective Date").

9. **Release:**

a) Upon the occurrence of the Effective Date, for and in consideration of the mutual promises of each party herein, the receipt and sufficiency of which are hereby acknowledged, ARA, on behalf of itself and its respective past, present and future parent companies, subsidiaries, affiliates and each of their members, managers, officers, directors, shareholders, successors and assigns (collectively, the "ARA Releasing Parties"), hereby releases Versar and its affiliates, parent companies, subsidiaries, predecessors, successors, and assigns, and each of their respective past, present and future partners, shareholders, members, managers, directors, officers, agents, attorneys, representatives, consultants and employees (collectively, the "Versar Releasees") from any and every claim, right, cause, action, cause of action, damage, liability and any other matter or proceeding whatsoever arising from, relating to or in connection with any acts or omissions of the Versar Releasees in connection with the Stock Purchase Agreement, at law or in equity, whether known or unknown, direct or indirect, vested, fixed, conditional or contingent, asserted or unasserted, but this release shall not relate in any way to (i)

the Note described in this Letter Agreement to be delivered by Versar to ARA hereunder, and (ii) the Interest Transfer Agreement.

b) Upon the occurrence of the Effective Date, for and in consideration of the mutual promises of each party herein, the receipt and sufficiency of which are hereby acknowledged, Versar, on behalf of itself and its respective past, present and future parent companies, subsidiaries, affiliates and each of their members, managers, officers, directors, shareholders, successors and assigns (collectively, the "Versar Releasing Parties"), hereby releases ARA and its affiliates, parent companies, subsidiaries, predecessors, successors, and assigns, and each of its respective past, present and future partners, shareholders, members, managers, directors, officers, agents, attorneys, representatives, consultants and employees (collectively, the "ARA Releases") from any and every claim, right, cause, action, cause of action, damage, liability and any other matter or proceeding whatsoever arising from, relating to or in connection with any acts or omissions of the ARA Releasees in connection with the Stock Purchase Agreement, at law or in equity, whether known or unknown, direct or indirect, vested, fixed, conditional or contingent, asserted or unasserted, but this release shall not relate in any way to the Interest Transfer Agreement.

10. Applicable Law: The existence, validity, construction and operation of this Letter Agreement and all of its covenants, agreements, representations, warranties, terms and conditions shall be determined in accordance with the laws of the Commonwealth of Virginia, without reference to its conflicts of law principles.

11. Jury Trial Waiver: THE PARTIES DO HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THEIR RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION BASED ON THIS LETTER AGREEMENT, ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS LETTER AGREEMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALINGS, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ANY ACTIONS OF ANY PARTY ARISING OUT OF OR RELATED IN ANY MANNER TO THIS LETTER AGREEMENT. THIS WAIVER IS A

MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO AND ACCEPT THIS LETTER AGREEMENT.

12. **Time:** Time is of the essence in this Letter Agreement.

13. **Entire Agreement:** This Letter Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties which pertain to the settlement of the Dispute.

Very truly yours,

APPLIED RESEARCH ASSOCIATES, INC.

By: Robert H. Sues

Digitally signed by Robert H. Sues
DN: c=US, o=ARA Inc., cn=Robert H. Sues, email=rsues@ara.com
Date: 2017.09.18 21:52:31 -04'00'

Its: President & CEO

Accepted and Agreed:

VERSAR, INC.

By:____________________

Its:____________________

Date:____________________

KINGSWOOD CAPITAL MANAGEMENT, LLC

By: Alex Wolf

Its: Managing Member

Date: 9/22/17

ATTACHMENTS: UNSIGNED COPY OF NOTE

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MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO AND ACCEPT THIS LETTER AGREEMENT.

12. **Time:** Time is of the essence in this Letter Agreement.

13. **Entire Agreement:** This Letter Agreement sets forth the entire agreement between the parties, and fully supersedes any and all prior or contemporaneous agreements or understandings between the parties which pertain to the settlement of the Dispute.

Very truly yours,

APPLIED RESEARCH ASSOCIATES, INC.

By:____________________________
Its:____________________________

Accepted and Agreed:

VERSAR, INC.

By: [signature]
Its: CEO
Date: Sept. 22, 2017

KINGSWOOD CAPITAL MANAGEMENT, LLC

By:____________________________
Its:____________________________
Date:___________________________

ATTACHMENTS: UNSIGNED COPY OF NOTE

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE.

PROMISSORY NOTE

$1,444,593

Springfield, Virginia
__________ __, 2017

IMPORTANT NOTICE

THIS INSTRUMENT CONTAINS A CONFESSION OF JUDGMENT PROVISION WHICH CONSTITUTES A WAIVER OF IMPORTANT RIGHTS YOU MAY HAVE AS A DEBTOR AND ALLOWS THE CREDITOR TO OBTAIN A JUDGMENT AGAINST YOU WITHOUT ANY FURTHER NOTICE.

FOR VALUE RECEIVED, and without offset, the undersigned, Versar, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Applied Research Associates, Inc., a New Mexico corporation ("Holder"), at such place as Holder shall designate in writing, in lawful money of the United States of America, the principal sum of **One Million Four Hundred Forty-Four Thousand Five Hundred Ninety-Three Dollars ($1,444,593)** subject to the terms hereof, together with interest thereon, at the rate hereinafter set forth below, with such principal sum and interest being payable as set forth below.

Section I. Rate of Interest

Simple interest shall accrue on the outstanding principal balance of this Promissory Note (this "Note") with said interest to be calculated on the basis of 365 days per year and actual days elapsed, at a rate determined by the following schedule:

Annual Period Commencement Date	Per Annum Interest Rate
November 1, 2017	5%
November 1, 2018	7%
November 1, 2019	9%
November 1, 2020	11%

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Upon any default, the outstanding principal balance of this Note shall bear interest at an increased rate of 200 basis points (2.0%) above the then-prevailing interest rate on the Note, until default has been cured, at which point it will revert to the rate shown in the Note for that period

Section II. Payment of Principal and Interest

The principal and interest on this Note shall be payable in sixteen (16) consecutive, quarterly installments until the debt is paid in full according to the following schedule:

Annual Period Commencement Date	Quarterly Payment Amount
February 1, 2018	$18,057.00
February 1, 2019	$134,512.00
February 1, 2020	$137,412.00
February 1, 2021	$139,140.00

Payments shall be made payable to Applied Research Associates, Inc. and addressed to 4300 San Mateo Blvd., Suite A-220, Albuquerque, NM 87110-1229 ATTN: Director, Accounts Receivable, or any other address as Holder shall designate in writing to Maker. All sums owing hereunder shall be due and payable on or before the due date of the sixteenth (16th) payment, unless a sooner due date is provided herein.

Section III. Events of Default

For purposes of this Note, the occurrence of any of the following events or conditions shall constitute an event of default hereunder:

(a) Maker shall fail to pay in full any amount under this Note on or before the date it is due; or

(b) Maker shall: (i) file a voluntary petition or assignment in bankruptcy or a voluntary petition or assignment or answer seeking liquidation, reorganization, arrangement, readjustment of its debts, or any other relief under the bankruptcy laws of the United States, or under any other act or law pertaining to insolvency or debtor relief, whether now or hereafter existing; (ii) enter into any agreement indicating consent to, approval of, or acquiescence in, any such petition or proceeding; (iii) apply for or permit the appointment, by consent or acquiescence, of a receiver, custodian or trustee of all or a substantial part of its property; (iv) make an assignment for the benefit of creditors; (v) be unable or shall fail to pay its debts generally as such debts become due, or (vi) admit in writing its inability or failure to pay its debts generally as such debts become due; or

(c) There occurs (i) a filing or issuance against Maker of an involuntary petition in bankruptcy or seeking liquidation, reorganization, arrangement, readjustment of its debts or any other relief under any act or law pertaining to insolvency or debtor relief, whether

now or hereafter existing; (ii) the involuntary appointment of a receiver, liquidator, custodian or trustee of Maker or for all or a substantial part of its property; or (iii) the issuance of a warrant of attachment, execution or similar process against all or any substantial part of the property of Maker and such shall not have been discharged (or provision shall not have been made for such discharge), or stay of execution thereof shall not have been procured, within sixty (60) calendar days from the date of entry thereof.

Upon any such event of default, the total remaining outstanding principal and accrued, unpaid interest shall become immediately due and payable.

Section IV. Prepayments and Financial Reporting

Maker shall have the right to prepay the indebtedness evidenced by this Note, in full or in part, at any time, without penalty, fee or charge.

In the event that Maker acquires a majority of the equity or substantially all of the assets of another entity it will make an additional payment on the principal balance of this Note to Holder in an amount equal to the lesser of (i) the amount paid in cash to the seller of the entity acquired (whether at closing or any other time) or (ii) the remaining principal balance of this Note. The payment to Holder may be made immediately prior to, or concurrently with, the acquisition. Further, in the event that Kingswood Capital Management, LLC and its affiliates sell a majority of their equity in Maker, the entire principal amount outstanding hereunder plus accrued interest thereon shall, at the option of Holder, mature and be immediately due and payable upon notice to Maker.

Maker will submit to Holder its unaudited quarterly financial statements promptly upon completion thereof. Maker will submit to Holder its audited (certified) annual financial statements promptly upon completion thereof.

Section V. General Provisions

Maker shall have the right to prepay the indebtedness evidenced by this Note, in full or in part, at any time, without penalty, fee or charge.

Time is of the essence with respect to this Note and all payments due hereunder. In case this Note is collected by law or through an attorney at law, or under the advice of an attorney, Maker agrees to pay all costs of collection, including all attorneys' fees and expenses.

Maker hereby waives notice of maturity, presentment, demand and protest and agrees to remain bound for payment of this Note notwithstanding any extension or extensions of time of payment of it, or any part of it, made by agreement.

This Note is governed by the laws of the Commonwealth of Virginia and any dispute arising out of, or relating in any way to, this Note or the debt set forth herein shall be brought in Fairfax County, Virginia.

MAKER AND HOLDER HEREBY EXPRESSLY WAIVE ANY RIGHT THEY MAY HAVE NOW OR HEREAFTER TO A JURY TRIAL IN ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE.

Holder acknowledges (i) that the issuance of this Note is not being registered under the Securities Act on the ground that the issuance hereof is exempt from registration under Section 4(2) of the Securities Act as not involving any public offering and (ii) that Holder is acquiring this Note for investment for Holder's own account, with no present intention of dividing Holder's participation with others or reselling or otherwise distributing the same, subject, nevertheless, to any requirement of law that the disposition of Holder's property shall at all times be within Holder's control.

CONFESSION OF JUDGMENT AND POWER OF ATTORNEY

IN THE EVENT OF ANY DEFAULT HEREUNDER, MAKER HEREBY CONSTITUTES AND APPOINTS ROBERT H. SUES AND/OR ANY SUBSTITUTE ATTORNEY-IN-FACT AS MAY BE APPOINTED BY HOLDER AS ITS TRUE AND LAWFUL ATTORNEY-IN-FACT FOR THE PURPOSE OF CONFESSING JUDGMENT AGAINST MAKER, AND HEREBY AUTHORIZES HIM TO CONFESS JUDGMENT AGAINST MAKER IN THE OFFICE OF THE CLERK OF THE CIRCUIT COURT OF FAIRFAX COUNTY, VIRGINIA, IN FAVOR OF HOLDER FOR THE AMOUNT OF THE DEBT DUE HEREUNDER AT THE TIME OF CONFESSION, PLUS THE EXPENSES INCURRED IN COLLECTING THE SAME, INCLUDING ATTORNEY'S FEES AS PROVIDED HEREIN.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned Maker has hereunto executed and sealed this instrument as of the day and year first above written.

MAKER:

VERSAR, INC.

By:_________________________________
Name:
Title:

STATE OF ____________________
COUNTY OF ____________________

I, the undersigned notary public, in and for the jurisdiction aforesaid, do hereby certify that ____________________, as ________________ of Versar, Inc., whose name is signed to the foregoing instrument, appeared before me and personally acknowledged the same in my jurisdiction aforesaid.

Given under my hand and seal this ____ day of ___________, 2017.

____
Notary Public

My Commission Expires: ____________________

My Commission Number: ____________________

(Signature Page to Promissory Note)

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